                                                                     Exhibit 4.7

================================================================================


                                                                  EXECUTION COPY



                            NTL COMMUNICATIONS CORP.


                                       AND


                                NTL INCORPORATED
                     (AS CO-OBLIGOR ON A SUBORDINATED BASIS)



                                 $1,000,000,000



                    6-3/4% CONVERTIBLE SENIOR NOTES DUE 2008







                           --------------------------

                                    INDENTURE
                            Dated as of May 15, 2001

                           --------------------------






                           --------------------------

                            THE CHASE MANHATTAN BANK
                                     Trustee

                           --------------------------




================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.....................................................................1

   SECTION 1.01   DEFINITIONS.................................................1
   SECTION 1.02   OTHER DEFINITIONS..........................................10
   SECTION 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........11
   SECTION 1.04   RULES OF CONSTRUCTION......................................11

ARTICLE II. THE NOTES........................................................12

   SECTION 2.01   FORM AND DATING............................................12
   SECTION 2.02   EXECUTION AND AUTHENTICATION...............................14
   SECTION 2.03   REGISTRAR, PAYING AGENT AND CONVERSION AGENT...............14
   SECTION 2.04   PAYING AGENT TO HOLD MONEY IN TRUST........................14
   SECTION 2.05   HOLDER LISTS...............................................15
   SECTION 2.06   TRANSFER AND EXCHANGE......................................15
   SECTION 2.07   REPLACEMENT NOTES..........................................19
   SECTION 2.08   OUTSTANDING NOTES..........................................19
   SECTION 2.09   TREASURY NOTES.............................................20
   SECTION 2.10   TEMPORARY NOTES; GLOBAL NOTES..............................20
   SECTION 2.11   CANCELLATION...............................................21
   SECTION 2.12   DEFAULTED INTEREST.........................................21

ARTICLE III. REDEMPTION......................................................21

   SECTION 3.01   NOTICES TO TRUSTEE.........................................21
   SECTION 3.02   SELECTION OF NOTES TO BE REDEEMED..........................21
   SECTION 3.03   NOTICE OF REDEMPTION.......................................22
   SECTION 3.04   EFFECT OF NOTICE OF REDEMPTION.............................23
   SECTION 3.05   DEPOSIT OF REDEMPTION PRICE................................23
   SECTION 3.06   NOTES REDEEMED IN PART.....................................23
   SECTION 3.07   OPTIONAL REDEMPTION AND OPTIONAL TAX REDEMPTION............23
   SECTION 3.08   MANDATORY REDEMPTION.......................................23
   SECTION 3.09   PURCHASE OFFER.............................................23

ARTICLE IV. COVENANTS........................................................26

   SECTION 4.01   PAYMENT OF NOTES...........................................26
   SECTION 4.02   REPORTS....................................................26
   SECTION 4.03   COMPLIANCE CERTIFICATE.....................................26
   SECTION 4.04   STAY, EXTENSION AND USURY LAWS.............................27
   SECTION 4.05   CORPORATE EXISTENCE........................................27
   SECTION 4.06   TAXES......................................................28
   SECTION 4.07   CHANGE OF CONTROL..........................................28
   SECTION 4.08   PAYMENT OF ADDITIONAL AMOUNTS..............................28

ARTICLE V. CONVERSION........................................................29

   SECTION 5.01   CONVERSION PRIVILEGE.......................................29
   SECTION 5.02   CONVERSION PROCEDURE.......................................29
   SECTION 5.03   FRACTIONAL SHARES..........................................30
   SECTION 5.04   TAXES ON CONVERSION........................................30
   SECTION 5.05   NTL INCORPORATED TO PROVIDE STOCK..........................30
   SECTION 5.06   ADJUSTMENT OF CONVERSION PRICE.............................31
   SECTION 5.07   NO ADJUSTMENT..............................................34
   SECTION 5.08   OTHER ADJUSTMENTS..........................................34
   SECTION 5.09   ADJUSTMENTS FOR TAX PURPOSES...............................34
   SECTION 5.10   NOTICE OF ADJUSTMENT.......................................34
   SECTION 5.11   NOTICE OF CERTAIN TRANSACTIONS.............................35

   SECTION 5.12   EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS OR
                    SALES ON CONVERSION PRIVILEGE............................35
   SECTION 5.13   TRUSTEE'S DISCLAIMER.......................................36

ARTICLE VI. SUBORDINATION OF NTL INCORPORATED OBLIGATIONS....................36

   SECTION 6.01   AGREEMENT TO SUBORDINATE AND RANKING.......................36
   SECTION 6.02   NO PAYMENT ON NOTES IF SENIOR DEBT IN DEFAULT..............37
   SECTION 6.03   DISTRIBUTION ON ACCELERATION OF NOTES; DISSOLUTION AND
                    REORGANIZATION; SUBROGATION OF NOTES.....................38
   SECTION 6.04   RELIANCE BY SENIOR DEBT ON SUBORDINATION PROVISIONS........41
   SECTION 6.05   NO WAIVER OF SUBORDINATION PROVISIONS......................41
   SECTION 6.06   TRUSTEE'S RELATION TO SENIOR DEBT..........................42
   SECTION 6.07   OTHER PROVISIONS SUBJECT HERETO............................42

ARTICLE VII. SUCCESSORS......................................................42

   SECTION 7.01   MERGER, CONSOLIDATION OR SALE OF ASSETS....................42
   SECTION 7.02   SUCCESSOR CORPORATION SUBSTITUTED..........................43

ARTICLE VIII. DEFAULTS AND REMEDIES..........................................44

   SECTION 8.01   EVENTS OF DEFAULT..........................................44
   SECTION 8.02   ACCELERATION...............................................45
   SECTION 8.03   OTHER REMEDIES.............................................46
   SECTION 8.04   WAIVER OF PAST DEFAULTS....................................46
   SECTION 8.05   CONTROL BY MAJORITY........................................47
   SECTION 8.06   LIMITATION ON SUITS........................................47
   SECTION 8.07   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.......................47
   SECTION 8.08   COLLECTION SUIT BY TRUSTEE.................................47
   SECTION 8.09   TRUSTEE MAY FILE PROOFS OF CLAIM...........................48
   SECTION 8.10   PRIORITIES.................................................48
   SECTION 8.11   UNDERTAKING FOR COSTS......................................48

ARTICLE IX. TRUSTEE..........................................................48

   SECTION 9.01   DUTIES OF TRUSTEE..........................................48
   SECTION 9.02   RIGHTS OF TRUSTEE..........................................49
   SECTION 9.03   INDIVIDUAL RIGHTS OF TRUSTEE...............................50
   SECTION 9.04   TRUSTEE'S DISCLAIMER.......................................50
   SECTION 9.05   NOTICE OF DEFAULTS.........................................50
   SECTION 9.06   REPORTS BY TRUSTEE TO HOLDERS..............................50
   SECTION 9.07   COMPENSATION AND INDEMNITY.................................50
   SECTION 9.08   REPLACEMENT OF TRUSTEE.....................................51
   SECTION 9.09   SUCCESSOR TRUSTEE BY MERGER, ETC...........................52
   SECTION 9.10   ELIGIBILITY; DISQUALIFICATION..............................52
   SECTION 9.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUERS......53

ARTICLE X. DISCHARGE OF INDENTURE............................................53

   SECTION 10.01     TERMINATION OF ISSUERS' OBLIGATIONS.....................53
   SECTION 10.02     REPAYMENT TO THE ISSUERS................................53

ARTICLE XI. AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................54

   SECTION 11.01     WITHOUT CONSENT OF HOLDERS..............................54
   SECTION 11.02     WITH CONSENT OF HOLDERS.................................54
   SECTION 11.03     COMPLIANCE WITH TRUST INDENTURE ACT.....................55
   SECTION 11.04     REVOCATION AND EFFECT OF CONSENTS.......................55
   SECTION 11.05     NOTATION ON OR EXCHANGE OF NOTES........................56
   SECTION 11.06     TRUSTEE PROTECTED.......................................56

ARTICLE XII. MISCELLANEOUS...................................................56

   SECTION 12.01     TRUST INDENTURE ACT CONTROLS............................56
   SECTION 12.02     NOTICES.................................................56

   SECTION 12.03     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.............57
   SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......57
   SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...........57
   SECTION 12.06     RULES BY TRUSTEE AND AGENTS.............................57
   SECTION 12.07     LEGAL HOLIDAYS..........................................57
   SECTION 12.08     NO RECOURSE AGAINST OTHERS..............................58
   SECTION 12.09     COUNTERPARTS AND FACSIMILE SIGNATURES...................58
   SECTION 12.10     VARIABLE PROVISIONS.....................................58
   SECTION 12.11     GOVERNING LAW...........................................59
   SECTION 12.12     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...........59
   SECTION 12.13     SUCCESSORS..............................................59
   SECTION 12.14     SEVERABILITY............................................59
   SECTION 12.15     TABLE OF CONTENTS, HEADINGS, ETC........................59

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                  Indenture Section

310 (a)(1)........................................................9.10
(a)(2) ...........................................................9.10
(a)(3)............................................................N.A.
(a)(4)............................................................N.A.
(a)(5)............................................................9.10
(b)  .............................................................9.08,
     .............................................................9.10
(c)  .............................................................N.A.
311(a)............................................................9.11
(b)  .............................................................9.11
(c)  .............................................................N.A.
312 (a)...........................................................2.05
(b)  .............................................................12.03
(c)  .............................................................12.03
313(a)............................................................9.06
(b)(1)............................................................N.A.
(b)(2)............................................................9.06
(c)  .............................................................9.06
(d)  .............................................................9.06
314(a)............................................................4.02
     .............................................................4.03,
     .............................................................12.02
(b)  .............................................................N.A.
(c)(1)............................................................12.04
(c)(2)............................................................12.04
(c)(3)............................................................N.A.
(d)  .............................................................N.A.
(e)  .............................................................N.A.
(f)  .............................................................N.A.
315 (a)...........................................................9.01(b)
(b)  .............................................................9.05
(c)  .............................................................9.01(a)
(d)  .............................................................9.01(c)
(e)  .............................................................8.11
316 (a)(last sentence)............................................2.09
(a)(1)(A).........................................................8.05
(a)(1)(B).........................................................8.04
(a)(2)............................................................N.A.
(b)  .............................................................8.07
(c)  .............................................................11.04
317 (a)(1)........................................................8.08
(a)(2)............................................................8.09
(b)  .............................................................2.04
318 (a)...........................................................N.A.

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

         INDENTURE, dated as of May 15, 2001, among NTL Communications Corp., a Delaware corporation ("NTL COMMUNICATIONS"), NTL Incorporated, a Delaware corporation ("NTL INCORPORATED" and, together with NTL Communications, the "ISSUERS"), and The Chase Manhattan Bank, a New York corporation, as trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01 hereof) of the 6-3/4% Convertible Senior Notes due 2008 of NTL Communications and NTL Incorporated (as joint obligor on a subordinated basis) (the "NOTES"):


                                   ARTICLE I.


Section 1.01  Definitions.

         "AFFILIATE" of any specified Person means any other Person directly indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or Conversion Agent.

         "ANNUALIZED PRO FORMA EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

         "ASSET SALE" means (i) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business or (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Restricted Subsidiaries of either of the Issuers to any Person; in either case other than (A) to (w) either of the Issuers, (x) any Wholly Owned Subsidiary of either Issuer, or (y) any Subsidiary which is a Subsidiary of either Issuer on the Issuance Date; provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, such Issuer's ownership percentage in such Subsidiary is equal to or greater than such percentage on the Issuance Date or (B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.

         "BOARD OF DIRECTORS" means the Board of Directors of either of the Issuers, or any authorized committee of the Board of Directors, in each case as the context requires.

         "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

         "BUSINESS DAY" means any day that is not a Legal Holiday.

         "CABLE BUSINESS" means (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or Republic of Ireland and (ii) any Cable Related Business.

         "CABLE RELATED BUSINESS" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.


         "CHANGE OF CONTROL" means:

                  (1) the sale, lease or transfer of all or substantially all of the assets of NTL Incorporated or NTL Communications to any " Person" or " group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder);

                  (2) the approval by the requisite stockholders of NTL Incorporated or NTL Communications of a plan of liquidation or dissolution of NTL Incorporated or NTL Communications;

                  (3) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50.0% of the total voting power of all classes of the voting stock of NTL Incorporated or NTL Communications and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of NTL Incorporated or NTL Communications is substantially the same immediately after such transaction as it was immediately prior to such transaction; or

                  (4) during any period of two consecutive years, individuals who at the beginning of such period constituted NTL Incorporated's or NTL Communications' Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of NTL Incorporated or NTL Communications was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of NTL Incorporated's or NTL Communications' Board of Directors, respectively, then in office.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of NTL Incorporated as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

         "CONSOLIDATED INTEREST EXPENSE" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

         "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary;

                  (2) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

                  (4) the cumulative effect of a change in accounting principles shall be excluded.

         "DAILY MARKET PRICE" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the New York Stock Exchange (the "NYSE"), or if the Common Stock is not then listed on the NYSE, as reported on such national securities exchange or automated dealer quotation system upon which the Common Stock is listed or quoted, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the

NYSE or on any national securities exchange or quoted on any automated dealer quotation system, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY" shall mean The Depository Trust Company, its nominees and their respective successors.

         "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

         "EBITDA" means, for any Person, for any period, an amount equal to:

                  (A)      the sum of:

                           (i) Consolidated Net Income for such period
                  (exclusive of any gain or loss realized in such period upon an Asset Sale); plus

                           (ii) the provision for taxes for such period based on
                  income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof; plus

                           (iii) Consolidated Interest Expense for such period;
                  plus

                           (iv) depreciation for such period on a consolidated
                  basis, plus

                           (v) amortization of intangibles for such period on a
                  consolidated basis; plus

                           (vi) any other non-cash item reducing Consolidated
                  Net Income for such period; minus

                  (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock).

         "EXCESS PAYMENT" means the excess of:

                  (A) the aggregate of the cash and value of other consideration paid by NTL Incorporated or any of its Subsidiaries with respect to shares acquired in a tender offer or other negotiated transaction, over

                  (B) the market value of each such acquired shares after giving effect to the completion of a tender offer or other negotiated transaction.

         "EXCHANGE ACT" means the US Securities Exchange Act of 1934, as amended.

         "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HOLDER" means a Person in whose name a Note is registered in the register referred to in Section 2.03.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

         "INDENTURE" means this Indenture, as amended from time to time.

         "INITIAL PURCHASERS" means, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc.

         "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

         "ISSUANCE DATE" means the date on which the Notes are first authenticated and issued.

         "ISSUERS" means the parties named as such above until a successor or successors replaces either or both of them in accordance with Article VII and thereafter means such successor or successors.

         "LICENSE" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the
Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time, be amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

         "LIQUIDATED DAMAGES" has the meaning set forth in Section 2 of the Notes.

         "MATERIAL LICENSE" means a License held by NTL Communications or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by NTL Communications and its Subsidiaries at such time.

         "MATERIAL SUBSIDIARY" means:

                  (i) NTL (UK) Group, Inc. (formerly known as OCOM Sub II, Inc.), NTL Group Limited, CableTel Surrey, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees; and

                  (ii) any other Subsidiary of NTL Communications which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

         "NET HOUSEHOLDS" means the product of (i) the number of households covered by a License in the United Kingdom and (ii) the percentage of the entity holding such License which is owned directly or indirectly by NTL
Communications.

         "NET INCOME" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

         "NON-RECOURSE DEBT" means Indebtedness or that portion of Indebtedness as to which none of NTL Incorporated, NTL Communications, nor any of their respective Restricted Subsidiaries: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or (iii) constitutes the lender.

         "NON-RESTRICTED SUBSIDIARY" means:

                  (A)      a Subsidiary of either Issuer that:

                           (a) at the time of its designation by the NTL
                  Incorporated or NTL Communications Board of Directors, as the case may be, as a Non-Restricted Subsidiary has not acquired any assets, at any previous time, directly or indirectly from NTL Incorporated or NTL Communications, as the case may be, or any of their respective Restricted Subsidiaries;

                           (b) has no Indebtedness other than Non-Recourse Debt;
                  and

                           (c) that at the time of such designation, after
                  giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, may be 0.5 greater than such ratio immediately preceding such designation; or

                  (B) any Subsidiary NTL Incorporated or NTL Communications that:

                           (a) has been acquired or capitalized out of or by
                  Equity Interests (other than Disqualified Stock) of NTL Incorporated or NTL Communications, as the case may be, or Capital Stock Sale Proceeds therefrom;

                           (b) has no Indebtedness other than Non-Recourse Debt;
                  and

                           (c) is designated as a Non-Restricted Subsidiary by
                  the NTL Incorporated or NTL Communications Board of Directors, as the case may be, or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or

                  (C) any Subsidiary of a Non-Restricted Subsidiary.

         "NOTES" has the meaning set forth in the preamble hereto.

         "NTL COMMUNICATIONS" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

         "NTL INCORPORATED" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of NTL Incorporated or NTL Communications, as the case may be.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to NTL Incorporated or NTL Communications, as the case may be, or the Trustee.

         "OVER-ALLOTMENT OPTION" means the option, granted by the Issuers to the Initial Purchasers pursuant to the Purchase Agreement, to purchase an additional $150,000,000 aggregate principal amount of 6 3/4% Convertible Senior Notes due 2008 of NTL Communications and NTL Incorporated (as joint obligor on a subordinated basis).

          "PERMITTED DESIGNEE" means:

                  (i) a spouse or a child of a Permitted Holder;

                  (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder;

                  (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative; or

                  (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

         "PERMITTED HOLDERS" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PRO FORMA EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following:

                  (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period; and

                  (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business;

and, provided further that, with respect to NTL Incorporated and NTL Communications, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of NTL Incorporated and NTL Communications, as the case may be.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of May 9, 2001 among the Issuers and the Initial Purchasers.

         "REDEEMABLE DIVIDEND" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement relating to the Notes and the underlying Common Stock, dated May 15, 2001, among the Issuers and the Initial Purchasers party thereto.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of NTL Incorporated and NTL Communications, as the case may be, which is not a Non-Restricted Subsidiary.

         "RESTRICTED SUBSIDIARY PREFERRED STOCK DIVIDEND" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

         "SEC" means the US Securities and Exchange Commission.

         "SECURITIES ACT" means the US Securities Act of 1933, as amended.

         "SENIOR DEBT" means the principal of, interest on and other amounts due on:

                  (i) Indebtedness of NTL Incorporated, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by NTL Incorporated, for money borrowed from banks or other financial institutions;

                  (ii) Indebtedness of NTL Incorporated, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by NTL Incorporated; and

                  (iii) Indebtedness of NTL Incorporated under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements,

unless, in the instrument creating or evidencing or pursuant to which Indebtedness under (i) or (ii) is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Notes. Senior Debt includes, with respect to the obligations described in clauses (i) and (ii) above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to NTL Incorporated, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation.

         Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

                  (a) Indebtedness of or amounts owed by NTL Incorporated for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services; or

                  (b) Indebtedness of NTL Incorporated to a Subsidiary of NTL Incorporated.

         "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

         "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (ss.)(ss.) 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by NTL Incorporated or NTL Communications or both of them.

Section 1.02  Other Definitions.

                                                                 DEFINED
      TERM                                                     IN SECTION
      ----                                                     ----------
     "ADDITIONAL AMOUNTS".................................         4.08
     "AGENT MEMBER".......................................         2.01
     "BANKRUPTCY LAW".....................................         8.01
     "CLEARSTREAM"........................................         2.01
     "CHANGE OF CONTROL PAYMENT"..........................         4.07
     "COMMENCEMENT DATE"..................................         3.09
     "CONVERSION AGENT"...................................         2.03
     "CONVERSION DATE"....................................         5.02
     "CONVERSION PRICE"...................................         5.06
     "CONVERSION SHARES"..................................         5.06
     "CURRENT MARKET PRICE"...............................         5.06
     "CUSTODIAN"..........................................         8.01
     "DISTRIBUTION DATE"..................................         5.06
     "DISTRIBUTION RECORD DATE"...........................         5.06
     "EUROCLEAR"..........................................         2.01
     "EVENT OF DEFAULT"...................................         8.01

                                                            DEFINED
TERM                                                      IN SECTION
----                                                      ----------
"GLOBAL NOTE"........................................         2.01
"LEGAL HOLIDAY"......................................        12.08
"OFFER AMOUNT".......................................         3.09
"OFFICER"............................................        12.11
"PAYING AGENT".......................................         2.03
"PAYMENT BLOCKAGE NOTICE"............................         6.02
"PAYMENT BLOCKAGE PERIOD"............................         6.02
"PAYMENT DEFAULT"....................................         8.01
"PURCHASE DATE"......................................         3.09
"PURCHASE OFFER".....................................         3.09
"QIBS"...............................................         2.01
"REGULATION S".......................................         2.01
"REGULATION S GLOBAL NOTE" ..........................         2.01
"REGISTRAR"..........................................         2.03
"RESTRICTED NOTES"...................................         2.10(b)
"RIGHTS".............................................         5.06
"RULE 144A"..........................................         2.01
"RULE 144A GLOBAL NOTE"..............................         2.01
"TENDER PERIOD"......................................         3.09


Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee; and

         "OBLIGOR" on the Notes means the Issuers or any other obligor on the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

                  (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (d) "OR" is not exclusive;

                  (e) words in the singular include the plural, and in the plural include the singular;

                  (f) provisions apply to successive events and transactions;

                  (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                  (h) a reference to "$" or U.S. Dollars is to United States dollars.

                                   ARTICLE II.
                                    THE NOTES

Section 2.01      Form and Dating.

         (a)      General.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Issuers. The Issuers shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A are part of this Indenture and to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b)      Global Notes.

         The Notes are being offered and sold by the Issuers pursuant to the Purchase Agreement.

         Notes offered and sold to Qualified Institutional Buyers ("QIBS") in reliance on Rule 144A under the Securities Act ("RULE 144A"), as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto ("RULE 144A GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         Notes transferred in reliance on Regulation S under the Securities Act ("REGULATION S"), as provided in Section 2.06(a)(ii) hereof, shall be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (the "REGULATION S GLOBAL NOTE"), which shall be deposited on behalf of the transferee of the Notes represented thereby with the Trustee, at its New York office, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear Bank S.A./N.V., as operator of the Euroclear system ("EUROCLEAR") or Clearstream Banking, societe anonyme ("CLEARSTREAM"), duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (c)      Book-Entry Provisions.

         This Section 2.01(c) shall apply only to the Regulation S Global Note and the Rule 144A Global Note issued in the form of one or more permanent Global Notes (collectively, the "GLOBAL NOTES") deposited with or on behalf of the Depositary.

         The Issuers shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (d)      Certificated Notes.

         After a transfer or exchange of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Notes and pursuant thereto, all requirements for Restricted Notes Legends on such Note will cease to apply, and a certificated Note without a Restricted Notes Legend will be available to the Holder of such Notes, subject to Section 2.10(d) hereof.

Section 2.02      Execution and Authentication.

         One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the Issuers, authenticate Notes for original issue up to an aggregate principal amount stated in paragraph 6 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $1,000,000,000 ($1,150,000,000 if the Over-Allotment Option is exercised) except as provided in
Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuers or an Affiliate.

Section 2.03      Registrar, Paying Agent and Conversion Agent.

         The Issuers shall maintain in the Borough of Manhattan, City of New York, State of New York, (i) offices or agencies where the Notes may be presented for registration of transfer or for exchange ("REGISTRAR") (ii) offices or agencies where the Notes may be presented for payment ("PAYING AGENT") and (iii) offices or agencies where the Notes may be presented for conversion ("CONVERSION AGENT"). The Issuers initially designate the Trustee at its corporate trust offices in the Borough of Manhattan, City of New York, State of New York to act as principal Registrar, Paying Agent and Conversion Agent. The principal Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "REGISTRAR" includes any co-registrar, the term "PAYING AGENT" includes any additional paying agent and the term "CONVERSION AGENT" includes any additional conversion agent. The Issuers may change any Paying Agent, Registrar or Conversion Agent without prior notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Issuers or any of their respective Affiliates may act as Paying Agent, Registrar or Conversion Agent.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or an Affiliate of the Issuers) shall have no further liability for the money. If the Issuers or an Affiliate of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05      Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06      Transfer and Exchange.

         Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 11.05 hereof).

         The Issuers shall not be required (i) to issue, register the transfer of or exchange any Note for a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend and under the heading "Transfer Restrictions" in the Issuers' Offering Memorandum dated May 9, 2001.

                           (i) Except for transfers or exchanges made in
                  accordance with clauses (ii) through (iii) of this Section 2.06(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                           (ii) Rule 144A Global Note to Regulation S Global
                  Note. If an owner of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the principal Registrar of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the principal Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Clearstream account to be credited with such increase and (3) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest, then the principal Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Rule 144A Global Note and to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                           (iii) Regulation S Global Note to Rule 144A Global
                  Note. If an owner of a beneficial interest in the Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Clearstream, if applicable, and the Depositary, directing the principal Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest, then Euroclear or Clearstream or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Global Note and to increase or cause to be increased the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

                           (iv) Restricted Note to Restricted Note. If a Holder
                  of a Restricted Note wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Note, cause the exchange of such Restricted Note for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the principal Registrar of
                  (1) such Restricted Note, duly endorsed as provided herein,
                  (2) instructions from such Holder directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate principal amount as the Restricted Note to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions,
                  (3) a certificate from the Holder of the Restricted Note to be exchanged in the form of Exhibit D attached hereto, (4) a certificate in the form of Exhibit E attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Issuers may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Note and concurrently therewith, the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

                           (v) Restricted Note to Rule 144A Note. If an owner of
                  a Restricted Note registered in the name of such owner wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such Restricted Note for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from the Issuers, directing the principal Registrar (A) to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the Restricted Note to be exchanged or transferred and (B) to cancel such Restricted Note to be exchanged or transferred,
                  (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such Restricted Note, then the principal Registrar will instruct the Trustee to cancel such Restricted Note and will instruct the Depositary to increase or cause to be increased the principal amount of the Rule 144A Global Note by the principal amount of the Restricted Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such cancellation of the Restricted Note, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the principal amount of the Restricted Note to be canceled by the Trustee.

                           (vi) Restricted Note to Regulation S Global Note. If
                  an owner of a Restricted Note registered in the name of such owner wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Euroclear or Clearstream, as the case may be, exchange or cause the exchange of such Restricted Note for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the principal Registrar of (1) instructions from the Issuers, directing the principal Registrar (A) to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the Restricted Note to be exchanged or transferred and (B) to cancel such Restricted Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Euroclear or Clearstream account to be credited with such increase and
                  (3) a certificate in the form of Exhibit B attached hereto given by the Holder of such Restricted Note, then the principal Registrar will instruct the Trustee to cancel such Restricted Note and will instruct the Depositary to increase or cause to be increased the principal amount of the Regulation S Global Note by the principal amount of the Restricted Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such cancellation of the Restricted Note, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the principal amount of the Restricted Note to be cancelled by the Trustee.

                           (vii) Other Exchanges. In the event that a beneficial
                  interest in a Global Note is exchanged for a certificated Note in definitive registered form pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (iv) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Rule 144, Regulation S or any other available exemption from registration, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

                  (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Notes Legend on Notes, the Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Issuers such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuers, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Regulation S or any other available exemption from registration under the Securities Act or, with respect to Restricted Notes, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuers, shall authenticate and deliver Notes that do not bear the legend.

                  (c) Neither the Issuers nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Issuers shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

Section 2.07      Replacement Notes.

         If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Issuers' requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be sufficient in the judgment of both to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Issuers pursuant to Article III hereof, the Issuers in their discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Issuers or an Affiliate of the Issuers holds the Note.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either of the Issuers or an Affiliate of the Issuers shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10      Temporary Notes; Global Notes.

                  (a) Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes, which certificated Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto (the "RESTRICTED NOTES") unless otherwise provided by Section 2.01(d) and Section 2.06(b), only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

                  (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this
         Section 2.10 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Note in the form of certificated Notes delivered in exchange for an interest in the Global Notes shall, except as otherwise provided by Section 2.06(b) bear the Restricted Notes Legend set forth in Exhibit A hereto.

                  (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (e) In the event of the occurrence of either of the events specified in Section 2.10(b), the Issuers will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.11      Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall dispose of canceled Notes as the Issuers direct. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Issuers fail to make a payment of interest on the Notes, the Issuers shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders on a subsequent special record date. The Issuers shall fix any such record date and payment date, provided that no such record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Issuers shall mail to Holders a notice that states the special record date, the related payment date and amount of such interest to be paid.

                                  ARTICLE III.
                                   REDEMPTION

Section 3.01      Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof or pursuant to the Optional Tax Redemption provision of the Notes (Section 8 of the Notes), they shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed, and in connection with an Optional Tax Redemption as provided in the Notes or an Optional Redemption pursuant to Section 7 of the Notes, such notice shall be accompanied by an Officers' Certificate of each Issuer to the effect that the conditions to such redemption contained herein have been complied with. The Issuers shall give each notice provided for in this
Section 3.01 at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.02      Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be called for redemption.

         If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereunder, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Issuers and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03      Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is to be redeemed in part only, the portion of the principal amount thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any, and Liquidated Damages, if any;

                  (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

         Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock of NTL Incorporated will expire.

         At the Issuers' request, the Trustee shall give notice of redemption in the Issuers' name and at its expense; provided that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption Price.

         On or before the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Issuers any money not required for that purpose.

Section 3.06      Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07      Optional Redemption and Optional Tax Redemption.

         The Issuers may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in the Notes. The Issuers may also redeem all of the Notes in accordance with the Optional Tax Redemption provision of the Notes (Section 8 of the Notes). Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption

         The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09      Purchase Offer.

                  (a) In the event that, pursuant to 4.07 hereof, the Issuers shall commence an offer to all Holders of the Notes to purchase Notes (the "PURCHASE OFFER"), the Issuers shall follow the procedures in this
         Section 3.09.

                  (b) The Purchase Offer shall remain open for a period specified by the Issuers which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "COMMENCEMENT DATE") (as determined in accordance with Section 4.07 hereof), except to the extent that a longer period is required by applicable law (the "TENDER PERIOD"). Upon the expiration of the Tender Period (the "PURCHASE DATE"), the Issuers shall purchase the principal amount of all of the Notes required to be purchased pursuant to Section
         4.07 hereof (the "OFFER AMOUNT").

                  (c) If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Purchase Offer.

                  (d) The Issuers shall provide the Trustee with notice of the Purchase Offer at least 10 days before the Commencement Date.

                  (e) On or before the Commencement Date, the Issuers or the Trustee (at the expense of the Issuers) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Purchase Offer and shall state:

                           (i) that the Purchase Offer is being made pursuant to
                  this Section 3.09 and Section 4.07 hereof and the length of time the Purchase Offer will remain open;

                           (ii) the purchase price (as determined in accordance
                  with Section 4.07 hereof) and the Purchase Date, and that all Notes tendered will be accepted for payment;

                           (iii) that any Note or portion thereof not tendered
                  or accepted for payment will continue to accrue interest;

                           (iv) that, unless the Issuers default in the payment
                  of the purchase price, any Note or portion thereof accepted for payment pursuant to the Purchase Offer will cease to accrue interest after the Purchase Date;

                           (v) that Holders electing to have a Note or portion
                  thereof purchased pursuant to any Purchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                           (vi) that Holders will be entitled to withdraw their
                  election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of the Note or portion thereof the

                  Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased; and

                           (vii) that Holders whose Notes were purchased only in
                  part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000.

                  In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Issuers and their respective Subsidiaries which is required to be contained in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report (or would have been required to file if each Issuer remained a company incorporated in the United States), as the case may be, which either of the Issuers has filed (or would have been required to file if it remained a company incorporated in the United States) with the SEC on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer.

                  (f) On the Purchase Date, the Issuers shall, to the extent lawful:

                           (i) accept for payment the Notes or portions thereof
                  tendered pursuant to the Purchase Offer;

                            (ii) deposit with the Paying Agent an amount equal
                  to the Offer Amount in respect of all Notes or portions thereof so tendered; and

                            (iii) deliver to or cause to be delivered to the
                  Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers and accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted for payment (or, if such Holder of Notes holds an aggregate principal amount of Notes in excess of $5,000,000, pay by wire transfer in immediately available funds at the election of such Holder if such Holder previously specified in writing to the Issuers and the Paying Agent appropriate wire transfer instructions) an amount equal to the Offer Amount for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Issuers to the Holder thereof. The Issuers will publicly announce in a newspaper of general circulation the results of the Purchase Offer on or as soon as practicable after the Purchase Date.

                  (g) The Purchase Offer shall be made by the Issuers in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Holders to tender their Notes.

                                   ARTICLE IV.
                                    COVENANTS

Section 4.01      Payment of Notes.

         The Issuers, as their joint and several obligation, shall pay the principal of, premium, if any, Liquidated Damages, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds on that date money designated for and sufficient to pay all principal, premium, if any, Liquidated Damages, if any, and interest then due. To the extent lawful, the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal and premium, if any, at the rate borne by the Notes, compounded semiannually; and (ii) overdue installments of interest or Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02      Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers shall file with the SEC and furnish to the Trustee and to the Holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event that NTL Incorporated or NTL Communications becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by each of the Issuers' certified independent accountants, in each case, as required by the rules and regulations of the SEC as in effect on the Issuance Date. This Section 4.02 will apply notwithstanding that either NTL Incorporated or NTL Communications becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands.

Section 4.03      Compliance Certificate.

         The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuers, an Officers' Certificate stating that a review of the activities of the Issuers and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Notes are prohibited.

         One of the Officers signing such Officers' Certificate shall be either the Issuers' principal executive officer, principal financial officer or principal accounting officer.

         The Issuers will so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

         Immediately upon the occurrence of any Registration Default giving rise to Liquidated Damages or the cure of any such Registration Default, the Issuers shall give the Trustee notice thereof and of the event giving rise to such Registration Default or the cure of any such Registration Default (such notice to be contained in an Officers' Certificate) and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such Registration Default has occurred or been cured, as the case may be.

Section 4.04      Stay, Extension and Usury Laws.

         Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05      Corporate Existence.

         Subject to Article VII hereof, each of the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of each of the Issuers in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of each of the Issuers and its subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of Directors of the applicable Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders. The Issuers shall notify the Trustee in writing of any subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

Section 4.06      Taxes.

         Each of the Issuers shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 4.07      Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require each of the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the Purchase Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

                  (b) Within 40 days following any Change of Control, the Issuers shall mail to each Holder the notice provided by Section 3.09(e).

Section 4.08      Payment of Additional Amounts.

         At least 10 days prior to the first date on which payment of principal and any premium, Liquidated Damages or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.08, the Issuers shall furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether the Issuers are obligated to pay Additional Amounts (as defined in Section 3 of the Notes) with respect to such payment of principal, or of any premium or interest or Liquidated Damages, if any, on the Notes. If the Issuers will be obligated to pay Additional Amounts with respect to such payment then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Issuers will pay to the Trustee or the Paying Agent such Additional Amounts. The Issuers shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.08.

         Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal (and premium, if any), Offer Amount, interest or any other amount payable, including Liquidated Damages, under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.08 and Section 3 of the Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.08 and
Section 3 of the Notes and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

                                   ARTICLE V.
                                   CONVERSION


Section 5.01      Conversion Privilege.

         A Holder of a Note may (or, in the case of a Global Note, upon the direction of an Agent Member and to the extent of such Agent Member's book-entry interest in such Note) convert it into fully paid and nonassessable shares of Common Stock at any time after 90 days following the Issuance Date and prior to maturity at the Conversion Price then in effect, except that, with respect to any Note called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Issuers shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of such Note by the conversion price in effect on the Conversion Date (the "CONVERSION PRICE").

         The initial Conversion Price is stated in paragraph 13 of the Notes and is subject to adjustment as provided in this Article V.

         A Holder may convert a portion of a Note equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it.

Section 5.02      Conversion Procedure.

         To convert a Note, a Holder must satisfy the requirements in paragraph 13 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "CONVERSION DATE"). As soon as practicable after the Conversion Date, NTL Incorporated shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.03 hereof. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of NTL Incorporated shall be closed shall be effective to constitute the Person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of NTL Incorporated had not been closed.

         No payment or adjustment will be made for accrued and unpaid interest or Liquidated Damages, if any, on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note, but if any Holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Note on such record date. In such event, such Note, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted.

         If a Holder converts more than one Note at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

         Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 5.03      Fractional Shares.

         NTL Incorporated will not issue fractional shares of Common Stock upon conversion of a Note. In lieu thereof, NTL Incorporated will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the date of conversion.

Section 5.04      Taxes on Conversion.

         The issuance of certificates for shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to NTL Incorporated, duly executed by the registered Holder thereof or his duly authorized attorney; and provided further, however, that NTL Incorporated shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and NTL Incorporated shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to NTL Incorporated the amount of such tax or shall have established to the satisfaction of NTL Incorporated that such tax has been paid or is not applicable.

Section 5.05      NTL Incorporated to Provide Stock.

         NTL Incorporated shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock. All shares of Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Shares of Common Stock issuable upon conversion of a Restricted Note shall bear such restrictive legends as NTL Incorporated shall provide in accordance with applicable law. If shares of Common Stock are to be issued upon conversion of a Restricted Note and they are to be registered in a name other than that of the Holder of such Restricted Note, then the Person in whose name such shares of Common Stock are to be registered must deliver to the Trustee a certificate satisfactory to NTL Incorporated and signed by such Person as to compliance with the restrictions on transfer contained in such restrictive legends.

Section 5.06      Adjustment of Conversion Price.

         The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case NTL Incorporated shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (b) In case NTL Incorporated shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

                  (c) In case NTL Incorporated shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection
         (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of NTL Incorporated, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution of NTL Incorporated) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that NTL Incorporated shall distribute rights or warrants (other than those referred to in subsection (b) above) ("RIGHTS") pro rata to holders of Common Stock, NTL Incorporated may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (d) In case NTL Incorporated shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of NTL Incorporated but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section 5.06) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "DISTRIBUTION RECORD DATE") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section 5.06 or this paragraph (d) has been made, exceeds 10% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section 5.06) of the Common Stock on the Distribution Record Date times the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of NTL Incorporated), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section 5.06) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments), divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section 5.06) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                  (e) In case a tender offer or other negotiated transaction made by NTL Incorporated or any Subsidiary for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "PURCHASE DATE"), and as to which no adjustment pursuant to paragraph
         (c) or paragraph (d) of this Section 5.06 or this paragraph (e) has been made, exceeds 10% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section 5.06) of the Common Stock on the Purchase Date times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of NTL Incorporated) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section 5.06) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions, divided by the shares of Common Stock outstanding on the Purchase Date) of Common Stock and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section 5.06) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                  (f) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of: (i) 30 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the time of determination (the "CURRENT MARKET PRICE").

                  (g) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date, NTL Incorporated may elect to defer

         (but only until five Business Days following the filing by NTL Incorporated with the Trustee of the certificate described in Section
         5.10 hereof) issuing to the Holder of any Note converted after such record date the shares of Common Stock and other Capital Stock of NTL Incorporated issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of NTL Incorporated issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, NTL Incorporated shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

Section 5.07      No Adjustment.

         No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this
Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to an NTL Incorporated plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

Section 5.08      Other Adjustments.

                  (a) In the event that, as a result of an adjustment made pursuant to Section 5.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of NTL Incorporated other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

                  (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in
         Section 5.06(b) and Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

Section 5.09      Adjustments for Tax Purposes.

         NTL Incorporated may make such reductions in the Conversion Price, in addition to those required by Section 5.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by NTL Incorporated to its stockholders will not be taxable to the recipients thereof.

Section 5.10      Notice of Adjustment.

         Whenever the Conversion Price is adjusted, NTL Incorporated shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 5.11      Notice of Certain Transactions.

         In the event that:

         (1) NTL Incorporated takes any action which would require an adjustment in the Conversion Price;

         (2) NTL Incorporated takes any action that would require a supplemental indenture pursuant to Section 5.12; or

         (3) there is a dissolution or liquidation of NTL Incorporated;

a Holder of a Note may wish to convert such Note into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, NTL Incorporated shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. NTL Incorporated shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.11.

Section 5.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

         If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger to which NTL Incorporated is a party other than a merger in which NTL Incorporated is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of NTL Incorporated as an entirety, then NTL Incorporated, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article V. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06 hereof, to receive

Rights upon conversion of a Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of NTL Incorporated shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         In the event NTL Incorporated shall execute a supplemental indenture pursuant to this Section 5.12, NTL Incorporated shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 5.13      Trustee's Disclaimer.

         The Trustee has no duty to determine when an adjustment under this
Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which NTL Incorporated is obligated to file with the Trustee pursuant to Section 5.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for NTL Incorporated's failure to comply with any provisions of this Article V.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which NTL Incorporated is obligated to file with the Trustee pursuant to Section 5.12 hereof.


                                  ARTICLE VI.
                  SUBORDINATION OF NTL INCORPORATED OBLIGATIONS


Section 6.01      Agreement to Subordinate and Ranking.

         NTL Incorporated, for itself and its successors, and each Holder, by his acceptance of Notes, agree that the payment of the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner stated in this
Article VI, to the prior payment in full of all existing and future Senior Debt. The Notes shall rank pari passu with, and shall not be senior in right of payment to, any Indebtedness of NTL Incorporated whether outstanding on the date of this Indenture or hereafter created, incurred, issued or guaranteed by NTL Incorporated, where the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness ranks pari passu with the Notes. The Notes shall rank pari passu with, and shall not rank senior in right of payment to, NTL Incorporated's 7% Convertible Subordinated Notes due 2008 and 5 3/4 %Convertible Subordinated Notes due 2009.

         For the avoidance of doubt: (i) the Notes shall be senior unsecured obligations of NTL Communications and shall rank pari passu with, and equal in right of payment to, other senior unsecured Indebtedness of NTL Communications (subject to the rights of any holder of such other senior Indebtedness in respect of any lien, charge or other security interest granted in respect of such other senior Indebtedness); and (ii) the provisions of this Article VI shall not apply with respect to Indebtedness of NTL Communications and its Subsidiaries or any payments or other actions taken by NTL Communications and its Subsidiaries pursuant to the terms of this Indenture.

Section 6.02      No Payment on Notes if Senior Debt in Default.

         Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest or Liquidated Damages, if any, on or other amounts due on the Notes, and no redemption, purchase, or other acquisition of the Notes, shall be made by or on behalf of NTL Incorporated (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from any of the holders of Senior Debt or such holder's representative (a "PAYMENT BLOCKAGE NOTICE") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare any amounts of such Senior Debt due and payable, but only for the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b)180 days from the receipt of the Payment Blockage Notice. Upon termination of the Payment Blockage Period, payments on account of principal of or interest or Liquidated Damages, if any, on the Notes (other than, subject to Section 6.03 hereof, amounts due and payable by reason of the acceleration of the maturity of the Notes) and redemptions, purchases or other acquisitions may be made by or on behalf of NTL Incorporated. Notwithstanding anything herein to the contrary, (a) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default or any other events of default on the same issue of Senior Debt existing and known to the Person giving such notice at the time of such notice unless such event of default or such other events of default have been cured or waived for a period of not less than 90 consecutive days and (b) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Debt or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Debt existing and known to the Person giving such notice at the time of such notice, have been cured or waived.

         In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of NTL Incorporated in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         NTL Incorporated shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

Section 6.03 Distribution on Acceleration of Notes; Dissolution and Reorganization; Subrogation of Notes.

         (a) If the Notes are declared due and payable because of the occurrence of an Event of Default, NTL Incorporated or the Trustee shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. NTL Incorporated may not pay the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Notes until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, NTL Incorporated may pay the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Notes only if the provisions of this Article VI permit such payment.

         (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of NTL Incorporated upon any dissolution, winding up, liquidation or reorganization of NTL Incorporated (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of NTL Incorporated):

                  (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders of the Notes are entitled to receive payment on account of the principal of or interest or Liquidated Damages, if any, on or any other amounts due on the Notes from NTL Incorporated;

                  (2) any payment or distribution of assets of NTL Incorporated of any kind or character, whether in cash, property or securities (other than securities of NTL Incorporated as reorganized or readjusted or securities of NTL Incorporated or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article VI with respect to the Notes, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article VI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of

         Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                  (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of NTL Incorporated of any kind or character, whether in cash, property or securities (other than securities of NTL Incorporated as reorganized or readjusted, or securities of NTL Incorporated or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article VI with respect to the Notes, to the payment in full without diminution or modification by such plan of Senior Debt), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of NTL Incorporated applicable to the Senior Debt until the principal of and interest and Liquidated Damages, if any, on the Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between NTL Incorporated, its creditors other than the holders of Senior Debt, and the Holders, be deemed to be a payment by NTL Incorporated to or on account of the Senior Debt, it being understood that the provisions of this Article VI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

         Nothing contained in this Article VI or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as between NTL Incorporated and its creditors other than the holders of Senior Debt, the obligation of NTL Incorporated, which is absolute and unconditional, to pay to the Holders the principal of and interest and Liquidated Damages, if any, on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes or (ii) affect the relative rights of the Holders of the Notes and creditors of NTL Incorporated other than holders of Senior Debt or, as between NTL Incorporated and the Trustee, the obligations of NTL Incorporated to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article VI of the holders of Senior Debt in respect of cash, property and securities of NTL Incorporated received upon the exercise of any such remedy.

         Upon distribution of assets of NTL Incorporated referred to in this
Article VI, the Trustee, subject to the provisions of Section 9.01 hereof, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of NTL Incorporated, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article VI or elsewhere in this Indenture, or in any of the Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest or Liquidated Damages, if any, on, the Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 6.03(d) hereof of the facts which would prohibit the making of such application.

         (c) The provisions of this Article VI shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such Holder.

         (d) NTL Incorporated shall give prompt written notice to the Trustee of any fact known to NTL Incorporated which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI. The Trustee, subject to the provisions of Section
9.01 hereof, shall be entitled to assume that no such fact exists unless NTL Incorporated or any holder of Senior Debt or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article VI or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions in this Article VI, unless, and until three Business Days after, the Trustee shall have received written notice thereof from NTL Incorporated or any Holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest or Liquidated Damages, if any, on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this Section 6.03(d), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

         (e) The provisions of this Section 6.03 applicable to the Trustee shall also apply to any Paying Agent for NTL Incorporated.

Section 6.04      Reliance by Senior Debt on Subordination Provisions.

         Each Holder of any Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article VI, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article VI shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Notes provided in this Article VI.

Section 6.05      No Waiver of Subordination Provisions.

         Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of NTL Incorporated or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by NTL Incorporated with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against NTL Incorporated or any other Person.

Section 6.06      Trustee's Relation to Senior Debt.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in
Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligation, as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article VI.

         Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of NTL Incorporated (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article VI and to file and prove all claims therefore and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article VI.

Section 6.07      Other Provisions Subject Hereto.

         Expect as expressly stated in this Article VI, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Notes relating to NTL Incorporated are subject to the provisions of this Article VI. However, nothing in this Article VI shall apply to or adversely affect the claims of, or payment, to, the Trustee pursuant to
Section 9.07 hereof. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest or Liquidated Damages, if any, on the Notes by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01 hereof.


                                  ARTICLE VII.
                                   SUCCESSORS


Section 7.01      Merger, Consolidation or Sale of Assets.

         Neither of the Issuers may consolidate or merge with or into (whether or not NTL Incorporated or NTL Communications, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

                  (a) NTL Incorporated or NTL Communications, as the case may be, is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than NTL Incorporated or NTL Communications, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia;

                  (b) the entity or Person formed by or surviving any such consolidation or merger (if other than NTL Incorporated or NTL Communications, as the case may be) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of NTL Incorporated or NTL Communications, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

                  (c) immediately after such transaction no Default or Event of Default exists;

                  (d) NTL Incorporated or NTL Communications, as the case may be, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, immediately preceding the transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL Incorporated or NTL Communications, as the case may be, may be 0.5 greater than such ratio immediately preceding such transaction; and

                  (e) such transaction would not result in the loss of any material authorization or Material License of NTL Communications or its Subsidiaries.

Section 7.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of NTL Incorporated or NTL Communications, as the case may be, in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which NTL Incorporated or NTL Communications, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, NTL Incorporated or NTL Communications, as the case may be, under this Indenture with the same effect as if such successor Person has been named as NTL Incorporated or NTL Communications, as the case may be, herein; provided, however, that the predecessor entity in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Notes.


                                 ARTICLE VIII.
                              DEFAULTS AND REMEDIES


Section 8.01      Events of Default.

         An "EVENT OF DEFAULT" occurs if:

                  (a) the Issuers default in the payment of interest or Liquidated Damages, if any (and Additional Amounts, if applicable), on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

                  (b) the Issuers default in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (c) the Issuers fail to observe or perform any covenant or agreement contained in Section 4.07 hereof;

                  (d) the Issuers fail to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by them to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Issuers or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Issuers and the Trustee stating that such notice is a "Notice of Default";

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NTL Communications or any Restricted Subsidiary of NTL Communications (or the payment of which is guaranteed by NTL Communications or any Restricted Subsidiary of NTL Communications), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default:

                           (i) is caused by a failure to pay when due principal
                  of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "PAYMENT DEFAULT"); or

                           (ii) results in the acceleration of such Indebtedness
                  prior to its express maturity;

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a

                  Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

                  (f) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against NTL Communications or any Restricted Subsidiary of NTL Communications which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

                  (g) NTL Communications or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case in which it is the debtor;

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors; or

                           (v) generally is unable to pay its debts as the same
                  become due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against NTL Communications or any
                  Material Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of NTL Communications or
                  any Material Subsidiary or for all or substantially all of its property; or

                           (iii) orders the liquidation of NTL Communications or
                  any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

                  (i) the revocation of a Material License.

         The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 8.02      Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section 8.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. In the case of any Event of Default pursuant to the provisions of Section 8.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to
Section 7 of the Notes, an equivalent premium shall, upon demand of the Holders of at least 25% in principal amount of the then outstanding Notes delivered to the Issuers and the Trustee, also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default occurs on or prior to May 20, 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the restriction on redemption of the Notes on or prior to May 20, 2004, pursuant to
Section 7 of the Notes, then the premium payable for purposes of this paragraph for each of the years ending on May 15 of the years (May 20, in the case of the year 2004) set forth below shall, subject to the foregoing demand, be as set forth in the following table expressed as a percentage of the amount that would otherwise be due pursuant to this Section 8.02 hereof but for the provisions of this sentence.

                  Year                                Percentage
                  ----                                ----------
                  2001.............................   106.750%
                  2002.............................   105.785%
                  2003.............................   104.821%


Section 8.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04      Waiver of Past Defaults.

         The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05      Control by majority.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 8.06      Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 8.07      Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this Section 8.07.

Section 8.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 8.01(a) or (b), hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal, Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal, Liquidated Damages, if any, and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09      Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, their creditors or their property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10      Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:   to the Trustee for amounts due under Section 9.07 hereof;

         Second:  to the holders of Senior Debt to the extent required by
Article VI;

         Third:   to Holders for amounts due and unpaid on the Notes for
principal, Liquidated Damages, if any, and interest (and Additional Amounts, if applicable), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Liquidated Damages, if any, and interest, respectively; and

         Fourth:  to the Issuers.

         The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section 8.10.

Section 8.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE IX.
                                     TRUSTEE


Section 9.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
         Section 9.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02      Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f) or (i) (and subsection (a) or (b) if the Trustee does not act as Paying Agent) of
         Section 8.01 or of the identity of any Material

         Subsidiary referred to in clause (ii) of the definition thereof unless either (1) a Trust Officer of the Trustee assigned to its Institutional Trust Services Department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with
         Section 12.02 hereof from the Issuers or any Holder.

Section 9.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
9.10 and 9.11 hereof.

Section 9.04      Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in the Indenture or any statement in the Notes other than its authentication or for compliance by the Issuers with the Registration Rights Agreement.

Section 9.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 9.06      Reports by Trustee to Holders.

         Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (ss.) 313(a) if and to the extent required by such (ss.) 313(a). The Trustee also shall comply with TIA (ss.) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (ss.) 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall notify the Trustee when the Notes are listed on any stock exchange.

Section 9.07      Compensation and Indemnity.

         The Issuers shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel. The obligations of the Issuers under this paragraph are joint and several.

         The Issuers shall indemnify, jointly and severally, the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees, disbursements and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Issuers' payment obligations in this Section 9.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

         Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         All amounts owing to the Trustee under this Section 9.07 shall be payable by the Issuers in United States dollars.

Section 9.08      Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 9.08.

         The Trustee may resign by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (ss.) 310(b);

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (ss.) 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08 hereof, the Issuers' obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 9.09      Successor Trustee by Merger, Etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10      Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA (ss.) 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA (ss.) 310(b). The following indentures shall be deemed to be specifically described herein with respect to the obligations of NTL Communications hereunder for the purposes of clause (i) of the first proviso contained in TIA (ss.) 310(b): (a) indenture, dated as of April 20, 1995, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 12 3/4% notes, as amended, (b) indenture, dated as of January 30, 1996, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 11 1/2% deferred coupon notes issued in 1996, as amended, (c) indenture, dated as February 12, 1997, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 10% notes, as amended, (d) indenture dated as of March 13, 1998, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 9 1/2% notes, (e) indenture, dated as of March 13, 1998, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 10 3/4% notes, (f) indenture, dated as of March 13, 1998, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 9 3/4% notes issued in 1998, (g) indenture, dated as of November 2, 1998, between NTL Communications and The Chase Manhattan Bank, as trustee, relating to NTL Communications' 11 1/2% notes, (h) indenture dated as of November 6, 1998 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL

Communications' 12-3/8% notes, (i) indenture dated as of April 14, 1999 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL Communications' 9 3/4% notes issued in 1999, (j) indenture dated as of November 24, 1999 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL Communications' 9 1/4% notes, (k) indenture dated as of November 24, 1999 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL Communications' 9-7/8% notes, (l) indenture dated as of November 24, 1999 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL Communications' 11 1/2% deferred coupon notes issued in 1999,
(m) indenture dated as of October 2, 2000 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL Communications' 11-7/8% notes and (m) indenture dated as of January 24, 2001 between NTL Communications and The Chase Manhattan Bank, as Trustee, relating to NTL Communications' 12-3/8% notes. The following indentures shall be deemed to be specifically described herein with respect to the obligations of NTL Incorporated hereunder for the purposes of clause (i) of the first proviso contained in TIA (ss.) 310(b): (a) indenture, dated as of December 16, 1998, between NTL Incorporated and The Chase Manhattan Bank, as trustee, relating to NTL Incorporated's 7% convertible subordinated notes due 2008 and (b) indenture, dated as of December 22, 1999, between NTL Incorporated and The Chase Manhattan Bank, as trustee, relating to NTL Incorporated's 5 3/4% convertible subordinated notes due 2009.

Section 9.11      Preferential Collection of Claims Against the Issuers.

         The Trustee is subject to TIA (ss.) 311(a), excluding any creditor relationship listed in TIA (ss.) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (ss.) 311(a) to the extent indicated therein.


                                   ARTICLE X.
                             DISCHARGE OF INDENTURE


Section 10.01     Termination of Issuers' Obligations.

         This Indenture shall cease to be of further effect (except that the Issuers' obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable hereunder.

Section 10.02     Repayment to the Issuers.

         The Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuers shall have first caused notice of such payment to the Issuers to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Issuers, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Issuers for payment as general creditors unless any applicable abandoned property law designates another Person.

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                                  ARTICLE XI.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 11.01     Without Consent of Holders.

         The Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Sections 5.12 and 7.01 hereof;

                  (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (d) to make any change that does not adversely affect the interests hereunder of any Holder; or

                  (e) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

Section 11.02     With Consent of Holders.

         Subject to Section 8.07 hereof, the Issuers and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 11.02 may not:

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions of Sections 7 and 8 of the Notes;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a default in the payment of the principal of, or interest or Liquidated Damages, if any, on, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Note;

                  (f) make any change in Section 8.04 or 8.07 hereof;

                  (g) waive a redemption payment with respect to any Note;

                  (h) impair the right to convert the Notes into Common Stock (except for adjustments and revisions contemplated by this Indenture);

                  (i) modify Article V or VI in a manner adverse to the Holders of Notes; or

                  (j) make any change in the foregoing amendment and waiver provisions of this Article XI.

         To secure a consent of the Holders under this Section 11.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Issuers shall mail to Holders a notice briefly describing the amendment or waiver.

Section 11.03     Compliance with Trust Indenture Act.

         Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 11.04     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (j) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

Section 11.05     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

Section 11.06     Trustee Protected.

         The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.


                                  ARTICLE XII.
                                  MISCELLANEOUS


Section 12.01     Trust Indenture Act Controls.

         This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Notes pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

Section 12.02     Notices.

         Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 12.10 hereof. The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03     Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA (ss.) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (ss.) 312(c).

Section 12.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

                  (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07     Legal Holidays.

         A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest or Liquidated Damages, if any, shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 12.08     No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of either of the Issuers shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.09     Counterparts and Facsimile Signatures.

         This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10     Variable Provisions.

         "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of NTL Incorporated or NTL Communications, as the case may be.

         The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ended on December 31, 2001.

         The reporting date for Section 9.06 hereof is March 15 of each year. The first reporting date is March 15, 2002.

         The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         The address of NTL Incorporated is:

                  NTL Incorporated
                  110 East 59th Street, 26th Floor
                  New York, New York 10022
                  Attention:   Richard J. Lubasch, Esq.
                       Executive Vice President, General Counsel and Secretary

         The address of NTL Communications is:

                  NTL Communications Corp.
                  110 East 59th Street, 26th Floor
                  New York, New York 10022
                  Attention:   Richard J. Lubasch, Esq.

                       Executive Vice President, General Counsel and Secretary

         The Trustee's address is:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  New York, New York 10001

                  Attention:        Institutional Trust Services

Section 12.11     Governing Law.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 12.12     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13     Successors.

         All agreements of the Issuers in this Indenture and the Notes shall bind their successor or successors, as the case may be. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.14     Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15     Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


                            (Signature page follows)

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                  NTL INCORPORATED, as an Issuer


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                  NTL COMMUNICATIONS CORP., as an Issuer


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                  THE CHASE MANHATTAN BANK, as Trustee


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




Indenture signature page

                                                                       EXHIBIT A


                             (FORM OF FACE OF NOTE)

                              [Global Notes Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) IN THE CASE OF THE SECURITY EVIDENCED HEREBY ONLY, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF

COUNSEL IF THE ISSUERS SO REQUEST), (2) TO AN ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

No. ________                                                           $________
                                                                CUSIP:  ________
                                                                 ISIN:  ________

                     6-3/4% CONVERTIBLE SENIOR NOTE DUE 2008

         Each of NTL Communications Corp., a Delaware corporation ("NTL COMMUNICATIONS") and NTL Incorporated, a Delaware corporation ("NTL INCORPORATED" and, together with NTL Communications, the "ISSUERS"), jointly and severally promises to pay to ______________, or registered assigns, the principal sum of ____________________ ($____________ ), [or such other amount as is indicated on Schedule A hereof,*] on May 15, 2008, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:    May 15 and November 15, commencing November 15, 2001.

Record Dates:              May 1 and November 1.

         IN WITNESS WHEREOF, each of NTL Communications and NTL Incorporated has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                       Dated:   ___ ________ ____

                                       NTL COMMUNICATIONS CORP.


                                       By:   ___________________________________
                                       Name:
                                       Title:

                                       NTL INCORPORATED


                                       By:   ___________________________________
                                       Name:
                                       Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 6-3/4% Convertible Senior Notes due 2008 described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee


By:______________________________________
               Authorized Officer

--------
* Applicable to Global Notes only

                            (FORM OF REVERSE OF NOTE)

                  NTL COMMUNICATIONS CORP. AND NTL INCORPORATED

                     6-3/4% Convertible Senior Note due 2008

         1.       Interest.

         Each of NTL Communications Corp., a Delaware corporation ("NTL COMMUNICATIONS") and NTL Incorporated, a Delaware corporation ("NTL INCORPORATED" and, together with NTL Communications, the "ISSUERS"), is a co-issuer of 6-3/4% Convertible Senior Notes due 2008 (the "NOTES"). The Notes will accrue interest at a rate of 6-3/4% per annum. Each of the Issuers jointly and severally promises to pay interest on the Notes in cash semiannually on each May 15 and November15, commencing on November 15, 2001, to Holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

         2.       Registration Rights.

         The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 15, 2001, among the Issuers and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement the Issuers have agreed for the benefit of the Holders of the Notes, that (i) they will, at their cost, within 135 days after the closing of the sale of the Notes (the "CLOSING"), file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with the US Securities and Exchange Commission (the "COMMISSION") with respect to resales of the Notes and the Common Stock issuable upon conversion thereof, (ii) they will use their best efforts to cause such Shelf Registration Statement to be declared effective within 255 days after the Closing, and (iii) they will use their best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act, subject to certain exceptions specified in the Registration Rights Agreement until the second anniversary of the date of the Closing. If (a) the Issuers fail to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified above for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified above for such effectiveness, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Securities (as defined in the Registration Rights Agreement) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a "REGISTRATION DEFAULT"), then the Issuers will pay liquidated damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities held by such Holder ("LIQUIDATED DAMAGES"), provided that a Holder of Transfer Restricted Securities shall not be entitled to the benefit of any Liquidated Damages unless and until such Holder shall have furnished to the Issuers the information required by Section 4(l) of the Registration Rights Agreement. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages shall be paid by the Issuers on each Interest Payment Date for which Liquidated Damages are owed to the Holders of Global Notes by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Notes registered as such as of the preceding Record Date by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         3.       Additional Amounts.

         This Section 3 shall apply only in the event that NTL Incorporated or NTL Communications becomes, or a successor to NTL Incorporated or NTL Communications, as the case may be, is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by NTL Incorporated or NTL Communications, as the case may be, on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by NTL Incorporated or NTL Communications under this Note, NTL Incorporated or NTL Communications shall pay or cause to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that neither NTL Incorporated nor NTL Communications shall be required to make any payment of Additional Amounts for or on account of:

                  (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for:

                           (i) the existence of any present or former connection
                  between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note, and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein; or

                           (ii) the presentation of this Note (where
                  presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

                  (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of NTL Incorporated or NTL Communications addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

                  (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                  (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note or withholding from the proceeds of a sale or exchange of a Note;

                  (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

                  (f) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Note;

                  (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Note. All references to principal amount or interest on the Notes in the Indenture or the Notes shall include any Additional Amounts payable to the Issuers pursuant to this Section 3.

         4.       Method of Payment.

         The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Issuers will pay principal, premium, if any, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the option of the Issuers, payment of interest due on any interest payment date may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes (provided that a Holder of Notes with an aggregate principal amount of Notes in excess of $5,000,000 will be paid interest by wire transfer in immediately available funds at the election of such Holder if such Holder previously specified in writing to the Issuers and the Paying Agent appropriate wire transfer instructions at least 10 days prior to the applicable interest payment date).

         5.       Paying Agent, Conversion Agent and Registrar.

         The Trustee will act as Paying Agent, Conversion Agent and Registrar in the City of New York, New York. The Issuers may change any Paying Agent, Conversion Agent or Registrar without prior notice. The Issuers or any of their respective Affiliates may act in any such capacity.

         6.       Indenture.

         The Issuers issued the Notes under an Indenture, dated as of May 15, 2001 (the "INDENTURE"), among the Issuers and The Chase Manhattan Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the US Trust Indenture Act of 1939 (15 U.S. Code (ss.)(ss.) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Issuers limited to $1,000,000,000 in aggregate principal amount ($1,150,000,000 if the Over-Allotment Option is exercised) and subordinated in right of payment to all existing and future Senior Debt of NTL Incorporated.

         7.       Optional Redemption.

         Except as provided in Section 8 hereof, the Notes will be redeemable, in whole or from time to time in part in any integral multiple of $1,000, at the option of the Issuers at any time after May 20, 2004, at the following redemption prices which are expressed as percentages of the principal amount set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, upon not less than 30 nor more than 60 days' prior notice, if redeemed during the 12-month period beginning May 15 of the years indicated (or May 20 in the case of 2004):

         YEAR                                                   REDEMPTION PRICE
         ----                                                   ----------------
         2004..................................................      103.857%
         2005..................................................      102.893%
         2006..................................................      101.929%
         2007..................................................      100.964%
         2008..................................................      100.000%

         8.       Optional Tax Redemption.

         The Notes may be redeemed at the option of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption if after the date on which Section 3 of this Note becomes applicable (the "RELEVANT DATE") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings (a "CHANGE IN TAX LAW") which becomes effective after the Relevant Date, as a result of which NTL Incorporated or NTL Communications is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under Section 3 hereof with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) (a "WITHHOLDING TAX") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date, provided, however, that:

                  (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after the Relevant Date;

                  (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which NTL Incorporated or NTL Communications would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due;

                  (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect; and

                  (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to NTL Incorporated or NTL Communications.

         The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of NTL Incorporated or NTL Communications or the Person into which NTL Incorporated or NTL Communications is merged after the Relevant Date or to which NTL Incorporated or NTL Communications conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "SUBSEQUENT CONSOLIDATION") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax as described under Section 3 hereof and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date.

         NTL Incorporated or NTL Communications will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 3 hereof) resulting from the payment of such Redemption Price.

         9.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

         If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

         10.      Mandatory Redemption.

         Neither NTL Incorporated nor NTL Communications will be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

         11.      Repurchase at Option of Holder.

         If there is a Change of Control, the Issuers shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Issuers prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         12.      Subordination.

         The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of NTL Incorporated, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         13.      Conversion.

         The Holder of any Note has the right, exerciseable at any time after 90 days following the Issuance Date and prior to the close of business (New York time) on the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $32.728 per share, subject to adjustment under certain circumstances as set forth in the Indenture, except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

         To convert a Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Note on such record date. In such event, such Note, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

         A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such holder to require the Issuers to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

         14.      Denominations, Transfer, Exchange.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

         15.      Persons Deemed Owners.

         Except as provided in paragraph 4 of this Note, the registered Holder of a Note may be treated as its owner for all purposes.

         16.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuers at their written request. After that, Holders of Notes entitled to the money must look to the Issuers for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         17.      Defaults and Remedies.

         The Notes shall have the Events of Default set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Issuers must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

         18.      Amendments, Supplements and Waivers.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Issuers' obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the

Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         19.      Trustee Dealings with the Issuers.

         The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuers or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         20.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of either of the Issuers shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         21.      Governing Law.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         22.      Authentication.

         The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         23.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (- Custodian), and UGMA (= Uniform Gifts to Minors
Act).

         The Issuers will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

         NTL Communications Corp.
         NTL Incorporated
         110 East 59th Street, 26th Floor
         New York, New York 10022
         Attention of:  Richard J. Lubasch, Esq.
                        Executive Vice President, General Counsel and Secretary

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

                   ------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

                   ------------------------------------------

                   ------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

         Your Signature:
                         -------------------------------------------------------
                           (Sign exactly as your name appears on the other side
                                          of this Note)


         Date: __________________

   Signature Guarantee: * ____________________________________________

         In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

         (1)     [ ]    to the Issuers or any subsidiary thereof,

         (2)     [ ]    to a qualified institutional buyer in compliance with
                        Rule 144A,

         (3)     [ ]    outside the United States in compliance with Rule 904
                        under the Securities Act,

         (4)     [ ]    pursuant to the exemption from registration provided by
                        Rule 144 under the Securities Act (if available) or

         (5)     [ ]    pursuant to an effective registration statement under
                        the Securities Act.


                                                      --------------------------
                                                                 Signature

Signature Guarantee*

--------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange

----------------------------
Signature must be guaranteed

------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _____________________

___________________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.


                 NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note or a portion thereof repurchased by the Issuers pursuant to Section 3.09 or 4.07 of the Indenture, check the box:
[ ]

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: ______________________

         Your Signature:
                         -------------------------------------------------------
                           (Sign exactly as your name appears on the other side
                                              of this Note)


       Date: ________________________


       Signature Guarantee:**/


----------------
**/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                               ELECTION TO CONVERT

To NTL Communications and NTL Incorporated:

                  The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of NTL Incorporated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any holder of Notes, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Note, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Notes.

Date:

         in whole ___

                                    Portions of Note to be
                                    converted ($1,000 or
                                    integral multiples
                                    thereof): $______________

                                    --------------------------------------------
                                    Signature


                                    Please Print or Typewrite Name and Address,
                                    Including Zip Code, and Social Security or
                                    Other Identifying Number


                                    Signature Guarantee:  *
                                                          ----------------------

-------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount of this Global Note shall be $__________________. The following increases or decreases in the principal amount of this Global Note have been made:

                                                                               Signature of
 Amount of decrease in     Amount of increase                              authorized officer       Date of exchange
  principal amount of      in principal amount    Principal amount of      of Trustee or Notes      following such
    this Global Note       of this Global Note      this Global Note            Custodian        decrease or increase
----------------------     -------------------    -------------------     -------------------    --------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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=====================================================================================================================

                                                                       EXHIBIT B

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                  FROM RULE 144A GLOBAL NOTE OR RESTRICTED NOTE
                           TO REGULATION S GLOBAL NOTE
             (Transfers pursuant to (ss.) 2.06(a)(ii) or 2.06(a)(vi)
                                of the Indenture)


The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:    Institutional Trust Services

Re: 6-3/4% Convertible Senior Notes due 2008 of NTL Communications Corp. and NTL Incorporated (the "NOTES")

         Reference is hereby made to the Indenture, dated as of May 15, 2001 (the "INDENTURE"), among NTL Communications Corp., a Delaware corporation ("NTL COMMUNICATIONS"), NTL Incorporated, a Delaware corporation ("NTL INCORPORATED" and, together with NTL Communications, the "ISSUERS"), as co-obligors, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

         This letter relates to $__________ [check one] (i) [ ] aggregate principal amount of Notes which are held in the form of the Rule 144A Global Note (CUSIP No. 62941AAA7) with the Depositary or (ii) [ ] principal amount of Restricted Note (CUSIP No. __________) registered, in either case, in the name of [insert name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Regulation S Global Notes.

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Notes and (ii) that:

                  (1) the offer of the Notes was not made to a Person in the United States;

                  (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the US Securities Act of 1933, as amended (the "SECURITIES ACT").

         In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

                                        [NAME OF TRANSFEROR]


                                        By:  ___________________________________
                                        Name:
                                        Title:

Dated:

cc:   NTL Communications Corp.
      NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:  Richard J. Lubasch, Esq.
             Executive Vice President, General Counsel and Secretary

                                                                       EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                FROM REGULATION S GLOBAL NOTE OR RESTRICTED NOTE
                            TO RULE 144A GLOBAL NOTE
             (Transfers pursuant to (ss.) 2.06(a)(iii) or 2.06(a)(v)
                                of the Indenture)

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Institutional Trust Services

Re: 6-3/4% Convertible Senior Notes due 2008 of NTL Communications Corp. and NTL Incorporated (the "NOTES")

         Reference is hereby made to the Indenture, dated as of May 15, 2001 (the "INDENTURE"), among NTL Communications Corp., a Delaware corporation, NTL Incorporated, a Delaware corporation, as co-obligors, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

         This letter relates to $__________ [check one] (i) [ ] aggregate principal amount of Notes which are held in the form of the Regulation S Global Note (CUSIP No. U6696paa5) with the Depositary or (ii) [ ] principal amount of Restricted Note (CUSIP No. __________) registered, in each case, in the name of [insert name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

         In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the US Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                        [NAME OF TRANSFEROR]


                                        By:  ___________________________________
                                        Name:
                                        Title:

Dated:

cc:   NTL Communications Corp.
      NTL Incorporated
      110 East 59th Street
      New York, New York  10022
      Attn:       Richard J. Lubasch, Esq.
                  Executive Vice President, General Counsel and Secretary

                                                                       EXHIBIT D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                                 FROM RESTRICTED
                             NOTE TO RESTRICTED NOTE
           (Transfers pursuant to (ss.) 2.06(a)(iv) of the Indenture)

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Institutional Trust Services

Re: 6-3/4% Convertible Senior Notes due 2008 of NTL Communications Corp. and NTL Incorporated (the "NOTES")

         Reference is hereby made to the Indenture, dated as of May 15, 2001 (the "INDENTURE"), among NTL Communications Corp., a Delaware corporation, NTL Incorporated, a Delaware corporation, as co-obligors, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

         This letter relates to $__________ aggregate principal amount of Notes which are held in the form of a Restricted Note (CUSIP No. __________ in the name of [insert name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes.

         In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

*Insert, if appropriate.

                                       [NAME OF TRANSFEROR]


                                       By:   ___________________________________
                                       Name:
                                       Title:

Dated:

cc:   NTL Incorporated
      NTL Communications Corp.
      110 East 59th Street
      New York, New York  10022
      Attn:       Richard J. Lubasch, Esq.
                  Executive Vice President, General Counsel and Secretary

                                                                       EXHIBIT E

                     FORM OF ACCREDITED INVESTOR CERTIFICATE

NTL Incorporated
NTL Communications Corp.
110 East 59th Street
New York, New York  10022

         We are delivering this letter in connection with our purchase of $________ principal amount of 6-3/4% Convertible Senior Notes due 2008 (the "NOTES") of NTL Communications Corp., a Delaware corporation ("NTL COMMUNICATIONS"), NTL Incorporated, a Delaware corporation ("NTL INCORPORATED" and, together with NTL Communications, the "ISSUERS") issued pursuant to an indenture, dated May 15, 2001, among the Issuers and The Chase Manhattan Bank, as trustee, as described in the Offering Memorandum (the "OFFERING MEMORANDUM") relating to such offering.

         We hereby confirm that:

(i)      we are an "accredited investor" within the meaning of Rule 501 (a) (1),
         (2), (3), (4) or (7) under the US Securities Act of 1933, as amended (the "SECURITIES ACT"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a) (1), (2),
         (3), (4) or (7), under the Securities Act (an "ACCREDITED INVESTOR");

(ii) (A) any purchase of the Convertible Senior Notes by us will be for our own account or for the account of one or more other Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501 (a)
         (7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of
         Section 3(a) (2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a) (5) (A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

(iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

(iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

(v) we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

(vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

         We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that the Notes may be offered, resold, pledged or otherwise transferred only (i) inside the United States to a person whom we reasonably believe to be a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, if available, or outside the United States to a non-US person in a transaction meeting the requirements of Rule 904 under the Securities Act, or unless the holder thereof is the initial accredited investor, in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so request), (ii) to an Issuer or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Issuers, as applicable, that the foregoing restrictions on transfer have been complied with. We further understand that Notes will be in the form of definitive physical certificates and that any such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide any person purchasing the Notes or the Common Stock issuable upon conversion thereof (other than pursuant to clause (iii) of this paragraph) from us a notice advising such purchaser that resales of such securities are restricted as stated therein.

         We acknowledge that you, the Issuers, and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Dated:           .

                                        ----------------------------------------

                                        By: ____________________________________

                                        Its: ___________________________________

                                        Address:________________________________

                                                ________________________________


cc:      The Chase Manhattan Bank, as Trustee
         450 West 33rd Street
         New York, New York  10001
         Attn:  Institutional Trust Services